Exhibit 1.2

Form F-10

CERTIFICATE OF ELIGIBILITY

To:	British Columbia Securities Commission
Ontario Securities Commission
(collectively, the “Jurisdictions”)

Dear Sirs:

This certificate is provided pursuant to National Instrument 44-101 — Short Form Prospectus Distributions (“NI 44-101”).

Acetex Corporation (“Acetex”) hereby certifies that it saftisfies the eligibility criteria of Section 2.2 of NI 44-101 in each of the Jurisdictions.

                DATED at Vancouver, British Columbia this 31st day of October 2003.

ACETEX CORPORATION

Per:	/s/ Donald Miller
Donald Miller
Chief Financial Officer